EXHIBIT 5.2

                               February 12, 1996




 Terex Corporation
 500 Post Road East
 Westport, Connecticut 06880


 Ladies and Gentlemen:

    We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Terex Corporation, a Delaware corporation (the "Company"), on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) an indeterminate amount of interests in the Terex Corporation and Affiliates 401(k) Retirement Savings Plan, as amended (the "Plan") and (ii) up to an additional 400,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), which may be issued pursuant to the terms of the Terex Corporation and Affiliates 401(k) Retirement Savings Plan, as amended (the "Plan").

    We are familiar with the Restated Certificate of Incorporation and the By-laws of the Company and have examined copies of the Plan, the resolutions adopted by the Company's Board of Directors and actions by the Company's stockholders pertaining to the Plan, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, evidence of corporate action, certificates and other instruments, and have made such other investigations of law and fact, as we have deemed necessary or appropriate for the purposes of this opinion.

    Based upon the foregoing, it is our opinion that:

    1. the interest in the Plan if issued pursuant to the provisions thereof will be legally issued; and

    2. the up to 400,000 additional shares of Common Stock which may be issued by the Company pursuant to the terms of the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

    We hereby consent to the use of this opinion in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.


                                       Very truly yours,



                                       Robinson, Silverman, Pearce,
                                       Aronsohn & Berman